Quantum Materials Corp Announces Anti-Counterfeit Focus with QDXTM Ledger Blockchain Platform

Nanotechnology plus Blockchain Allows Identities to

Bridge Physical and Digital Worlds to Enhance Brand Trust

San Marcos, TX – September 23, 2019 — Leading American nanomaterial and cadmium free quantum dot producer and product company Quantum Materials Corp (OTCQB:QTMM) today announced a focus on addressing the $1.8 Trillion* global market in counterfeit goods. By combining its unique nanotechnology with a recently acquired blockchain capability, the company plans to introduce products that will enhance trust for global brands, manufacturers, suppliers and customers.

For its anti-counterfeit initiative, QMC will leverage its patent-pending QDXTM Ledger blockchain platform combined with its unique quantum dot production process. QMC will initially license its technology to participants involved in the end-to-end supply chains of leading products, from manufacture to retail point of sale.

“We are immensely proud to have achieved an industry first by combining the capabilities of nanotechnology and blockchain,” said Stephen B. Squires, President and Chief Executive Officer of Quantum Materials Corp. “We believe that our patent-pending approach to bonding the physical and digital worlds will be a game changer for all those that require product trust in their businesses. Our vision is to establish Quantum Materials’ combination of these transformative technologies as a globally deployed universal platform for all product authenticity and supply chain track and trace requirements.”

QMC’s proprietary QDXTM Quantum dots are lab-designed atomic crystals between 10 and 100 atoms in size and which are finely tunable to emit specific (un-copiable) color signatures. These signatures can be scanned via inexpensive hand-held devices, digitized and stored on QMC’s QDXTM Ledger blockchain.

QDXTM Quantum Dots can be incorporated into almost any physical product so that its authenticity can be verified and its provenance tracked from point of manufacture through to sale to an end customer. Unlike existing approaches to establishing product identity, including QR code stickers and RFID tags, QDXTM Quantum Dots are tamper proof, resistant to environmental extremes and low cost. They may be incorporated into products as diverse as auto parts, consumer electronics, apparel and luxury fashion accessories, industrial IoT devices, bank notes and even liquids, such as gasoline and lubricants.

QDXTM Ledger provides an immutable, scalable and shared data store for consistent tracking and visibility among all participants in a product supply chain. The identity and access credentials of participants, be they individuals, corporations or machines is also secured on the platform, providing mechanisms to control and restrict the supply of products as might be required by regulatory mandates and socially conscious business practices.

* According to the Global Counterfeiting Outlook, 2018.

ABOUT QUANTUM MATERIALS CORP.

Quantum Materials Corp (QMC) develops and manufactures quantum dots and nanomaterials for use in display, solar energy and lighting applications, as well as for the transformation of numerous business processes, through its proprietary high-volume continuous flow production process.

QMC’s volume manufacturing methods enable consistent quality and scalable cost reductions to provide the foundation for technologically superior, energy efficient and environmentally sound displays, the next generation of solid-state lighting and solar photovoltaic power applications. By leveraging the highly tunable emission quality of its quantum dots, combined with its scalable blockchain platform, QMC also offers products that underpin anti-counterfeit initiatives. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com.

Safe Harbor statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at http://www.sec.gov/ or from our website. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.

QUANTUM MATERIALS CORP CONTACT:

Stephen B. Squires

President & CEO

ssquires@quantummaterialscorp.com

INVESTOR RELATIONS CONTACT:

Clay Chase

619.917.6771

cchase100@yahoo.com

MEDIA CONTACT:

Rich Schineller

Perception Management

941.780.8100

rich@prmgt.com